Exhibit 99(c)(5)

Project Oak Tree

Potential Buyers Contact Summary

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “**”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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Champions of Growth

January 26, 2006

Potential Buyers Contact Summary

Strategic Buyers Contact Summary – Tier I

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x					Will hear back later this month.
**						Hold off for now.
**						TWP meeting on 1/24 - likely to be acquisitive

Total 3	1	0	0	0	0

Declined

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	x	x			Implicit decline.
**	x	x	x			Familiar with Oak Tree; focused on integrating ** acquisition; “Not the right time”.
**	x		x			Implicit decline.
**	x	x	x			Getting acquired by **.
**	x		x			Likely implicit decline - being reviewed by senior board members.
**	x	x	x			Sector is generally of interest but prefer organic and other “viable” opportunities.
**	x	x	x			Not interested; sector is of interest but “not the right time”.
**	x		x			Declined; Pursuing organic initiatives.
**	x	x	x			Declined.

Total 9	9	6	9	0	0

**  Confidential material redacted and submitted separately to the Securities and Exchange Commission.

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Potential Buyers Contact Summary

Financial Buyers Contact Summary – Tier I

	Made	Sent		NDA		Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed		Presentation	Comments
Austin Ventures	x	x		x		x	Sent requested information; Will provide feedback next week

Total 1	1	1	0	1	0	1

Declined

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments
**	x	x	x			Lack of scale; negative cash flow; might need additional investment.
**	x	x	x			Declined; Lack of scale.
**	x		x			Focused on early stage
**	x	x	x			Declined.
**	x		x			Declined; lack of scale.
**	x	x	x			Declined; Busy integrating **.
**	x	x	x			Declined.
**	x	x	x			Declined; Cited lack of QoQ growth as the primary reason.
**	x	x	x			Focused on early stage opportunities in the near term
**	x	x	x			Subscale / negative cash flows / uncomfortable with using Oak Tree as a platform, given assumption that they’d likely need to complement with additional acquisitions.
**	x	x	x	x	x	Declined; Lack of scale.
**	x	x	x			Declined due to lack of scale. Take private economics are appealing only above a $40M run rate.

Total 12	12	10	12	1	1

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.

Potential Tier II Partners

Strategic Buyers

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments
**	x	x				Sent additional product related information
**	x	x				Initiated contact; Sent teaser.
**						Barry Reiter to contact Chairman of Board (**).
**	x					Initiated contact - on vacation till end of the month
**	x					Will schedule time to discuss in greater detail.

Total 5	4	2	0	0	0

Declined

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Total 0	0	0	0	0	0

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.